EXHIBIT 11.1


					        CINEPLEX ODEON CORPORATION
					STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
		 (Calculated in accordance with Canadian generally
           accepted accounting principles)
					 (In U.S. dollars, except number of shares)



				                              	3 months      	 3 months  	     6 months    	    6 months
                                     ended           ended           ended            ended
	   			                          June 30, 1997   June 30, 1996   June 30, 1997    June 30, 1996
                                 -------------   -------------   -------------    -------------
 Basic
 -----
	Net loss (B)				                ($14,579,000)   ($11,070,000)   ($12,472,000)    ($18,227,000)
                                 =============   =============   =============    =============

	Weighted average outstanding
 common and	subordinate
 restricted voting shares (C)				 176,796,000     176,510,000     176,790,000      150,030,000
                                 =============   =============   =============     ============

	Net loss per share (B/C)		          		($0.08)	       	($0.06)		       ($0.07)	        	($0.12)
                                 =============   =============   =============     =============


	Fully Diluted
 -------------

	Net loss		                   		 ($14,579,000)   ($11,070,000)    ($12,472,000)    ($18,227,000)

	Imputed interest on stock
 options converted at beginning
 of year (net of income tax
 of nil)	                                			0 	(1)         	0 	(1)	          0 	(1)	          0 	(1)
                                  ------------    ------------     ------------     -------------
	Adjusted net loss (E)				       ($14,579,000)   ($11,070,000)    ($12,472,000)    ($18,227,000)
                                  ============    ============     ============     ============

	Weighted average
 outstanding shares
	- after all conversions (F)				  176,796,000 (2) 176,510,000 (2) 	176,790,000 (2)   150,030,000 (2)
                                  ============    ============     ============     ============

	Net loss per share (E/F)         				($0.08)        		($0.06)       	 	($0.07)		         ($0.12)
                                  ============    ============      ============    =============



   (1) Imputed interest calculations would be anti-dilutive and therefore have been excluded in calculations.

   (2) Inclusion of conversions would be anti-dilutive and therefore are excluded in calculations. Weighted average outstanding shares after
       all	conversions would be 191,252,000 for the 3 months ended
       June 30, 1997, 183,311,000 for the three months ending June 30, 1996,
       191,271,000	for the 6 months ending June 30, 1997 and 157,347,000
       for the 6 months ending June 30, 1996.